UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 5, 2015
HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Clearwater Drive
Oak Brook, Illinois 60523
(Address, including zip code, of principal executive offices)

(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2015, David C. Zeilstra, Hub Group’s Secretary, Vice President, and General Counsel, resigned his employment with Hub Group.  Mr. Zeilstra will be taking a more active role in his family business. Pursuant to the terms of a consulting letter agreement, Mr. Zeilstra will remain a consultant to Hub Group for a period of one year for a fee of $10,000 per month, terminable by either party on 30 days' notice. The foregoing summary is qualified in its entirety by reference to the consulting letter agreement, which is attached hereto as Exhibit 10.1.

On January 5, 2015, Douglas G. Beck, age 48, was appointed interim Vice President, Secretary and General Counsel.  Mr. Beck has been the Assistant General Counsel at Hub Group since June 2011.  Prior to joining Hub Group, Mr. Beck was Senior Counsel at Alberto-Culver Company from April 2007 to June 2011.  Mr. Beck received a Juris Doctor degree from the Northwestern University School of Law in 1992 and a Bachelor of Arts degree from the University of Illinois at Urbana-Champaign in 1987.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable.
(b) Not Applicable.
(c) Not Applicable.
(d) A list of exhibits filed herewith is contained on the Exhibit
Index which immediately precedes such exhibits and is
incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUB GROUP, INC.

DATE: January 8, 2015	/s/ Terri A. Pizzuto
By: Terri A. Pizzuto
Title: Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.

10.1   Consulting letter agreement, dated as of December 17, 2014, by and between DZ Holdings, LLC and Hub Group, Inc.